Exhibit 12.1

VINCENT R. RUSSO

DIRECT LINE: 404-856-3260

Email: vrusso@robbinsfirm.com

January 5, 2018

Groundfloor Finance Inc.

75 Fifth Street, NW

Suite 2070

Atlanta, Georgia 30308

Re:	Offering Statement on Form 1-A

Ladies and Gentlemen:

We have examined the Offering Statement on Form 1-A (File No. 024-10758) of Groundfloor Finance Inc., a Georgia corporation (the “Company”), filed with the Securities and Exchange Commission (the “Commission”) in connection with the Company’s proposed offer and sale of up to 500,000 shares of the Company’s Common Stock (the “Securities”) pursuant to Regulation A under the Securities Act of 1933, as amended (the “Securities Act”).

In rendering this opinion, we have reviewed such documents as we have deemed appropriate to render the opinions set forth herein, including the following: (i) the Offering Statement and the Offering Circular included as Part II of the Offering Statement; (ii) the Second Amended and Restated Articles of Incorporation of the Company, filed with the Georgia Secretary of State (included as Exhibit 2.1 to the Offering Statement); (iii) the Bylaws of the Company (included as Exhibit 2.2 to the Offering Statement); (iv) action of the Directors of the Company authorizing the offer and sale of the Securities pursuant to the terms of the Offering Statement; and (v) public records of the Georgia Secretary of State indicating the Company is active and in good standing under the Georgia Business Corporation Code.

In reviewing documents for this opinion, we have assumed and express no opinion as to the authenticity and completeness of all documents submitted to us, including the conformity of all copies to the originals, and the legal capacity of all persons or entities executing the documents. Additionally, in rendering the opinions set forth below, we have assumed that: (i) each purchaser of the Securities has the legal capacity or power, corporate or other, to enter into and perform all such obligations under the Subscription Agreement and the Groundfloor Common Stock Voting Agreement; (ii) any and all representations of the Company are correct as to questions of fact; (iii) the Securities will be properly qualified as necessary or otherwise exempt from qualification in each state in which the Securities are to be offered or sold; and (iv) the public offer or sale of the Securities shall be exempt from registration under Section 3(b) of the Securities Act.

Robbins · Ross · Alloy · Belinfante · Littlefield LLC

999 Peachtree St., N.E. · Suite 1120 · Atlanta, GA 30309 · www.robbinsfirm.com

Groundfloor Finance Inc.

January 5, 2018

Based upon the foregoing, and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that the Securities, when issued and paid for in the manner described in the Offering Statement, will be duly authorized, validly issued, fully paid and non-assessable.

The opinions expressed herein are limited to the laws of the State of Georgia, as currently in effect and without regard to principles or laws regarding choice of law or conflict of laws, and no opinion is expressed with respect to any other laws or any effect that such other laws may have on the opinions expressed herein.

This opinion is limited to the matters expressly stated herein and is provided solely for purposes of complying with the requirements of the Securities Act and Regulation A, and no opinions may be inferred or implied beyond the matters expressly stated herein. This opinion is based on facts and law existing as of the first date written above and rendered as of such date. We assume no obligation to advise the Company of any fact, circumstance, event or change in the law subsequent to the date of effectiveness of the Offering Statement, compliance with any continuing disclosure requirements that may be applicable, or of any facts that may thereafter be brought to our attention, whether or not such occurrence would affect or modify any of the opinions expressed herein. We further assume no obligation to update or supplement this opinion to reflect any changes of law or fact that may occur following the date hereof.

We hereby consent to the filing of this opinion as Exhibit 12.1 to the Offering Statement and to the reference to our firm under the caption “Legal Matters” in the Offering Circular constituting a part of the Offering Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Sincerely yours,

/s/ Vincent R. Russo
On behalf of Robbins Ross Alloy
Belinfante Littlefield LLC

Robbins · Ross · Alloy · Belinfante · Littlefield LLC

999 Peachtree St., N.E. · Suite 1120 · Atlanta, GA 30309 · www.robbinsfirm.com